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                                                                   EXHIBIT 99.31



                               EIGHTH AMENDMENT TO

                            1988 AMENDED AND RESTATED

                       NUCLEAR FUEL HEAT PURCHASE CONTRACT

                  Eighth Amendment, dated as of August 26, 1999 (this "Eighth Amendment"), to the 1988 Amended and Restated Nuclear Fuel Heat Purchase Contract dated as of October 4, 1988, as amended by First, Second, Third, Fourth, Fifth and Sixth Amendments thereto dated as of February 1, 1990, September 1, 1993, August 31, 1994, March 8, 1996, August 29, 1996, August 28,
1997 and August 27, 1998, respectively (as so amended, the "Contract"), between RENAISSANCE ENERGY COMPANY, a Delaware corporation ("Fuel Company") and THE DETROIT EDISON COMPANY, a Michigan corporation ("Utility").

                              W I T N E S S E T H:

                  Whereas, the Fuel Company is a party to (i) a $200,000,000 364 Day Credit Agreement dated as of September 1, 1993, as amended by a First Amendment thereto dated as of September 1, 1994, extension letters from the Banks to the Fuel Company dated June 30, 1995, a Third Amendment thereto dated March 8, 1996, a Fourth Amendment thereto dated August 29, 1996, a Fifth Amendment thereto dated August 28, 1997, and a Sixth Amendment thereto dated August 27, 1998 among the Fuel Company, the Utility, Barclays Bank PLC, New York Branch, as agent (the "Agent") and the banks signatory thereto (the "Banks") (as so amended, the "364 Day Credit Agreement"); and (ii) a $200,000,000 Multi-Year Credit Agreement dated as of September 1, 1993, as amended by a First Amendment thereto dated as of September 1, 1994, extension letters from the Banks to the Fuel Company dated June 30, 1995, a Third Amendment thereto, dated March 8, 1996, a Fourth Amendment thereto, dated September 1, 1996, and a Fifth Amendment thereto dated September 1, 1997 among the Fuel Company, the Utility, the Agent and the Banks;

                  Whereas, the 364 Day Credit Agreement is being amended by a Seventh Amendment thereto (collectively, the "Credit Agreement Amendment");

                  Whereas, it is a condition precedent to the effectiveness of the Credit Agreement Amendment that the Utility and Fuel Company enter into this Eighth Amendment.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Fuel Company and the Utility agree as follows:

                  Section 1. Defined Terms. All capitalized terms used herein and not

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defined shall have the meanings ascribed to such terms in the Contract.

                  Section 2. Amendments to Contract. Section 2(b) of the Contract is hereby amended to read in its entirety as follows:

                           "(b) The term of this Contract shall, unless sooner
terminated pursuant to the provisions hereof, end at 12:00 midnight, New York time, on the Expiration Date. The Expiration Date in effect on the date hereof is August 25, 2000 Subject to the proviso below, the Utility shall have the right to renew this Contract for subsequent terms by designating in writing to the Fuel Company, within 90 days prior to the then current Expiration Date, a new Expiration Date; provided, however, that the Expiration Date for such renewal term shall be, (i) in the event the Michigan Public Service Commission (the "MPSC") has authorized this Contract, not later than September 1, 2003 (an "Outside Expiration Date") or (ii) if the MPSC has not authorized this Contract, not later than the earlier to occur of the Outside Expiration Date and twelve months from the then current Expiration Date; and provided, further, that (i) no material adverse change shall have occurred (except such as may have occurred in the ordinary course of the Utility's business) in the financial condition or results of operations of Utility since the most recent financial statements of the Utility delivered to the Borrower, and (ii) no Event of Default (as defined herein or as defined in any Credit Agreement) or other event which with the giving of notice or lapse of time, or both, would constitute such an Event of Default shall have occurred and be continuing."

                  Section 3.   Miscellaneous.

                           (a) Each of Utility and Fuel Company hereby
represents and warrants as to itself that this Eighth Amendment has been duly authorized by all necessary corporate action on its part and this Eighth Amendment has been duly and validly executed and delivered by itself and constitutes its respective legal, valid and binding obligation, enforceable in accordance with the terms of this Eighth Amendment.

                           (b) Except as amended hereby, the terms of the
Contract shall continue in full force and effect and is hereby ratified and confirmed in all respects as so amended.

                           (c) This Eighth Amendment shall be governed by and
construed in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

                           (d) This Eighth Amendment may be signed in any number
of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, Utility and Fuel Company have caused this Eighth Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

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                                        RENAISSANCE ENERGY COMPANY



                                        By:
                                           ---------------------------
                                          Dwight Jenkins
                                          Vice President



                                        THE DETROIT EDISON COMPANY



                                        By:
                                           ---------------------------
                                          Name:
                                          Title:



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